Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

Telecom Argentina S.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Senior Debt Securities	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)
	Debt	Subordinated Debt Securities	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)
	Debt	Junior Subordinated Debt Securities	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)
	Debt	Convertible Debt Securities	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)
	Debt	Non-Convertible Debt Securities	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)
	Equity	Class B Shares, nominal value P$1.00 per share (3)	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)
	Other	Rights to Subscribe for Class B Shares	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1) An unspecified aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or resold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, Telecom Argentina S.A. is deferring payment of all of the related registration fees. In connection with the securities offered hereby, Telecom Argentina S.A. will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act.

(2) This Registration Statement also includes such indeterminate amounts of senior debt securities, subordinated debt securities, junior subordinated securities, convertible debt securities, non-convertible debt securities, class B shares (directly or in the form of American Depositary Shares (“ADSs”)) and rights to subscribe for class B shares of Telecom Argentina S.A. as may be issued in units; such indeterminate amounts of senior debt securities, subordinated debt securities, junior subordinated securities, convertible debt securities, non-convertible debt securities, class B shares (directly or in the form of ADSs) and rights to subscribe for class B shares as may be issued under purchase contracts; and such indeterminate amount of class B shares as may be represented by ADSs.

(3) The class B shares may be represented by ADSs, each of which represents five class B shares. American Depositary Receipts evidencing ADSs issuable on deposit of class B shares have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-255672) filed on April 30, 2021, as amended from time to time.